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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

CONTACT:  PARKER MACDONELL, 614.932.2000 OR DAVID C. VERNON, 330.532.1517


                          CENTRAL FEDERAL BANK TO OPEN
                          FIRST OFFICE IN CENTRAL OHIO

Banking Veteran to Head Institution with Business Focus

     WELLSVILLE, OHIO - MAY 6, 2003 - Central Federal Bank (formerly known as Central Federal Savings and Loan of Wellsville), a subsidiary of Central Federal Corporation (Nasdaq: GCFC) (formerly known as Grand Central Financial Corp.) will open its first central Ohio office this summer with a focus on small and medium-sized businesses and individuals who are looking for personalized, focused service and access to decision makers.

     Banking veteran Parker MacDonell has been named president of Central Federal's Columbus region.

     MacDonell said he hopes to have the first office open by Aug. 31 in the Dublin-Worthington area. MacDonell recently rented office space in Dublin to begin recruiting employees and prospective customers.

     "We want to be known as the bank for business owners," MacDonell said. "Our objective is to have a business focus and we'll cater to business owners. Our customers will notice the difference in our brand of personal service, and they'll have access to a banker who can make decisions on the spot, just as they do for their own businesses."

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     "Central Federal's roots are embedded in the industrial area of eastern
Ohio. We're going to maintain that hard-working heritage when we open in Columbus."

     Central Federal Bank was founded in 1892 in Wellsville, Ohio, an industrial community on the Ohio River that grew up around the pottery industry, which flourished in the area. Central Federal, which has assets of $105 million, currently has two offices, one in Wellsville and another in nearby Calcutta, Ohio.

     The bank is also establishing an office in Fairlawn, Ohio, a suburb of Akron, later this year. Central Federal's Chairman and CEO is David C. Vernon, who founded Summit Bancorp and Summit Bank in Fairlawn in 1991. Under his leadership, Summit Bancorp grew to $130 million in assets before merging with Signal Corp., Wooster, Ohio in 1997. Signal was acquired by FirstMerit, Akron, Ohio in February, 1999.

     MacDonell has 15 years of banking experience with Bank One, where he was a senior vice president and head of branch and business banking in Columbus and southeast Ohio. "Parker MacDonell is a third generation Ohio banker and we are delighted to have him as part of our management team. As President of our Columbus region Parker will be leading a most important growth initiative for us" said David C. Vernon Chairman and CEO.

     "I know the Columbus market extremely well," MacDonell said. "Business owners with borrowing needs of up to $5 million will find us great to work with."

     Central Federal will begin operations with eight employees, which will include specialists in business and personal finance. The design of the new office will emphasize the bank's focus on personal service and access to decision-makers. It will feature private client service areas and meeting rooms. Traditional services will be offered including night depository and ATM services. "The difference and our competitive advantage will be in providing access to decision-makers," said MacDonell. "This banking model has been tested and we believe it can be very successful in Columbus" MacDonell added.

     MacDonell's office is located at 4880 Blazer Parkway in the Dublin Tech Center. He can be reached at 614.932.2000 or via email at parkermacdonell@columbus.rr.com.

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ABOUT CENTRAL FEDERAL

Central Federal Corporation was organized as a Delaware corporation in September 1998 and the holding company for Central Federal Bank in connection with its conversion from a mutual to stock organization. Central Federal Bank is a community-oriented financial services company organized in 1892.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or by any person that the future events, plans or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.